Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 4Cable TV International Inc. 2014 Equity Incentive Plan of our report dated October 4, 2013, relating to the financial statements of 4Cable TV Inc. as of December 31, 2012 and 2011, and for each of the years then ended, included in the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 13, 2013.

/s/ Goldman Accounting Services CPA, PLLC
Goldman Accounting Services C